GUILFORD MILLS, INC.
                             4925 WEST MARKET STREET
                        GREENSBORO, NORTH CAROLINA 27407


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 3, 2000



    The Annual Meeting of Stockholders of Guilford Mills, Inc., a Delaware corporation (the "Company"), will be held at the O. Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina, on Thursday, February 3, 2000 at 10:00 a.m. for the following purposes:

1.        To elect five directors for three-year terms;

2. To ratify the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending October 1, 2000; and

3. To transact such other business as properly may come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on December 17, 1999 as the date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

    Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy which is being solicited by and on behalf of the Board of Directors.

                                             By Order of the Board of Directors


                                             /s/Robert A. Emken, Jr.
                                             Robert A. Emken, Jr.
                                             GENERAL COUNSEL AND SECRETARY

Greensboro, North Carolina
December 22, 1999

                              GUILFORD MILLS, INC.


                                 PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 3, 2000


         This Proxy Statement is furnished to the stockholders of Guilford Mills, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the O. Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina, on Thursday, February 3, 2000 at 10:00 a.m. (the "Annual Meeting"). Stockholders of record at the close of business on December 17, 1999 will be entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof.

         The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to solicitation by mail, proxies may be solicited through personal calls upon, or telephone or facsimile communications with, stockholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefor.

         Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice of such revocation to the Secretary of the Company, by attending the Annual Meeting and voting in person or by submitting a subsequently dated proxy. When a proxy is received, properly executed, prior to the Annual Meeting, the shares represented thereby will be voted at the Annual Meeting. If the accompanying form of proxy is signed but no specification is made thereon, the shares represented thereby will be voted for the nominees for director designated by the Board and the ratification of the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending October 1, 2000. If a specification has been made on the form of proxy, the shares will be voted in accordance with the specification. The election of directors requires a plurality of the votes cast, and the ratification of the selection of Arthur Andersen LLP requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to be cast. Abstentions and broker non-votes are not included in the tabulation of the voting results on the election of directors. For issues requiring approval of a majority of the shares present and entitled to be cast, abstentions have the effect of votes in opposition and broker non-votes are not included in the tabulation of the voting results. A broker non-vote typically occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Shares as to which a stockholder abstains or broker non-votes are included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

         The complete mailing address of the Company's principal executive offices is P.O. Box 26969, Greensboro, North Carolina 27419-6969. The approximate date on which this Proxy Statement and the form of proxy were first sent or given to the stockholders of the Company was December 22, 1999. The Annual Report of the Company for the fiscal year ended October 3, 1999, including audited financial statements, has been sent to each stockholder.

                                VOTING SECURITIES

    On December 17, 1999, there were outstanding and entitled to vote 19,194,295 shares of the Company's common stock, par value $.02 per share (the "Common Stock"), which constitutes the only class of capital stock outstanding. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock owned on the record date of December 17, 1999. The holders of a majority of the outstanding shares of the Common Stock represented at the Annual Meeting will constitute a quorum.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    Under the proxy rules, a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security or has the right to obtain such voting power and/or investment power within 60 days. Except as otherwise noted, each designated beneficial owner in this Proxy Statement has sole voting power and investment power with respect to the shares beneficially owned by such person.

    The following table sets forth information as of (except as set forth below) December 17, 1999 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the Common Stock:

                Name and Address                          Amount and Nature of
                of Beneficial Owner                       Beneficial Ownership             Percent of Class
                -------------------                       --------------------             ----------------

                Dimensional Fund Advisors Inc.               1,674,917 (1)                       8.73
                1299 Ocean Avenue
                11th Floor
                Santa Monica, CA  90401

                Charles A. Hayes                             1,369,526 (2) (3)                   7.12

                c/o Guilford Mills, Inc.
                4925 West Market Street
                Greensboro, NC  27407


         (1) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts (such investment companies and investment vehicles, the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power (in some cases sole, and in other cases shared, voting and investment power) over 1,674,917 shares of Common Stock as of September 30, 1999. Dimensional has advised the Company that the Portfolios own all such shares of Common Stock and that Dimensional disclaims beneficial ownership of such shares.

         (2) Mr. Hayes and George Greenberg, a director of the Company, have entered into certain agreements relating to the disposition of their shares of Common Stock. See "Stockholders' Agreements" below.

         (3) Includes (i) 46,250 shares of Common Stock subject to options granted to Mr. Hayes under the Company's 1991 Stock Option Plan, as amended (the "Option Plan") (11,250 options granted pursuant to such plan's formula provision and 35,000 options granted pursuant to the discretionary provisions of such plan) (see "Election of Directors - Additional Information" below), (ii) 85,864 shares of restricted Common Stock awarded to Mr. Hayes under the Company's 1989 Restricted Stock Plan, as amended (the "Restricted Plan"), as to which Mr. Hayes has sole voting power (see "Executive Compensation - Summary Compensation Table" below) and (iii) 700,000 shares of Common Stock held by a family limited partnership (the "FLP"). Mr. Hayes has a membership interest in a limited liability company, whose other members are all relatives of Mr. Hayes, which serves as the sole general partner of the FLP. Mr. Hayes has shared voting and investment power with respect to the shares of Common Stock held by the FLP.

    The following table sets forth certain information, as of December 17, 1999, with respect to Common Stock beneficially owned by each director of the Company, each person nominated to become a director, each of the executive officers named in the Summary Compensation Table under the heading "Executive Compensation" below and all directors and executive officers as a group:

                                                                                     Percent
                                                            Amount and Nature of        of
               Name of Beneficial Owner                     Beneficial Ownership      Class
               Directors and Director Nominees (1)(2)       --------------------     --------
               --------------------------------------

               Charles A. Hayes ............................      1,369,526 (3)         7.12
               George Greenberg.............................       808,938  (4)         4.21
               Bruno Hofmann................................       573,150  (5)         2.99
               John A. Emrich...............................       192,353              1.00
               Terrence E. Geremski.........................       131,453               (13)
               Stephen C. Hassenfelt........................        71,579  (6)          (13)
               Tomokazu Adachi..............................        45,375               (13)
               Dr. Jacobo Zaidenweber.......................        40,575               (13)
               Sherry R. Jacobs.............................        37,293               (13)
               Donald B. Dixon..............................        32,250               (13)
               Paul G. Gillease ............................        26,250  (7)          (13)
               Stig A. Kry .................................        26,250               (13)
               Grant M. Wilson .............................        17,500               (13)

               Non-Director Executive Officers (8)(9)
               --------------------------------------
               Christopher J. Richard.......................        26,873               (13)
               Byron J. McCutchen ..........................        20,805               (13)
               All directors, director nominees and
               executive officers as a group
               (consisting of 23 persons)                        3,484,806 (10)(11)(12) 17.83
--------------

     (1) The amount of shares beneficially owned by Ms. Jacobs and Messrs. Greenberg, Dixon, Adachi, Hassenfelt, Kry and Gillease includes 26,250 shares of Common Stock, the amount of shares beneficially owned by Mr. Geremski includes 11,250 shares of Common Stock, and the amount of shares beneficially owned by Mr. Wilson includes 7,500 shares of Common Stock, subject to options granted to each such director under the Option Plan's formula provision. The amount of shares beneficially owned by Messrs. Emrich, Geremski and Zaidenweber includes 33,000 shares, 25,000 shares and 16,875 shares of Common Stock, respectively, subject to options granted pursuant to discretionary provisions of the Option Plan.

     (2) Includes 91,334 and 54,000 shares of restricted Common Stock awarded to Messrs. Emrich and Geremski, respectively, under the Restricted Plan. Such persons have sole voting power with respect to such shares. See "Executive Compensation - Summary Compensation Table" below.

(3) See Footnotes 2 and 3 to previous table.

        (4) Does not include 62,650 shares held by Mr. Greenberg's wife, as to which beneficial ownership is disclaimed. See Footnote 2 to previous table.

     (5) Includes 300,000 shares of restricted Common Stock paid to Mr. Hofmann in connection with the sale of the capital stock of Hofmann Laces, Ltd., Raschel Fashion Interknitting, Ltd. and Curtains and Fabrics, Inc. (collectively, the "Hofmann Companies") to the Company. See "Certain Transactions" below. Mr. Hofmann has sole voting power with respect to such shares.

     (6) Does not include 637 shares held by Mr. Hassenfelt's wife, as to which beneficial ownership is disclaimed.

     (7) Does not include 135 shares held by Mr. Gillease's wife, as to which beneficial ownership is disclaimed.

        (8) The amount of shares beneficially owned by Messrs. Richard and McCutchen includes 16,000 shares and 6,000 shares of Common Stock, respectively, subject to options granted to such persons pursuant to the Option Plan.

     (9) Includes 8,400 shares and 12,000 shares of restricted Common Stock awarded to Messrs. Richard and McCutchen, respectively, under the Restricted Plan. Such persons have sole voting power with respect to such shares.

    (10) Includes 353,756 shares of Common Stock subject to options granted pursuant to the Option Plan.

    (11) Excludes 63,422 shares owned by relatives of directors of the Company, as to which beneficial ownership is disclaimed by such directors.

    (12) Includes 251,598 shares of restricted Common Stock awarded to officers under the Restricted Plan. Such persons have sole voting power with respect to such shares.

    (13) Less than one percent.

STOCKHOLDERS' AGREEMENTS

    Messrs. Greenberg and Hayes have entered into a Stockholders' Agreement dated as of June 22, 1990, as amended, relating to the disposition of their shares of Common Stock (the "1990 Stockholders' Agreement"). Until June 22, 2001 (or its earlier termination as otherwise provided therein), neither Mr. Greenberg nor Mr. Hayes may transfer or otherwise dispose of, except by gift, any or all of the shares of Common Stock beneficially owned by any such stockholder, until such shares are offered first to the Company at the same price and upon the same terms and conditions as those offered by a bona fide purchaser or purchasers. The terms and provisions of the 1990 Stockholders' Agreement apply to any shares of Common Stock beneficially owned by the stockholders on the date of the 1990 Stockholders' Agreement or acquired thereafter and are binding upon the heirs, successors and assigns of the stockholders.

    Mr. Hayes has entered into a Stockholders' Agreement with the Company dated as of April 30, 1991, as amended, relating to the acquisition by the Company of certain of his shares of Common Stock. Until June 22, 2001 (or the earlier termination of the 1991 Stockholders' Agreement as provided therein), the Company will, upon the death of Mr. Hayes, purchase such number of shares of Common Stock beneficially owned by him as equal $5,000,000. The purchase price for each share of Common Stock will equal the average of the closing price for such shares on the New York Stock Exchange for the 20 trading days preceding the date of death.

                              ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

    The Board is divided into three classes with staggered, three year terms, so that the term of office of one class will expire each year.

    The Board has nominated Ms. Jacobs and Messrs. Adachi, Emrich, Hofmann and Kry for election as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 2002 fiscal year and until her or his successor is elected and qualified. Under the terms of the Stock Purchase Agreement, dated January 12, 1996, between the Company and Bruno Hofmann, pursuant to which the Company acquired 100% of the Hofmann Companies from Mr. Hofmann (the "Hofmann Purchase Agreement"), the Company agreed to nominate Mr. Hofmann for election, at the annual meeting of stockholders held on February 6, 1997, as a director in such class. Pursuant to the Company's retirement policy for directors, Mr. Kry has agreed to retire from the Board of Directors effective with the annual meeting of stockholders held following the end of the Company's 2000 fiscal year. The Board of Directors currently intends to reduce the size of the Board from 13 to 12 persons at the time of Mr. Kry's retirement. Unless a contrary specification is indicated, it is intended that the accompanying form of proxy will be voted for the election of Ms. Jacobs and Messrs. Adachi, Emrich, Hofmann and Kry. The Board does not contemplate that any of such persons will be unable, or will decline, to serve; however, if any of such persons is unable or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion.

    The following table sets forth certain information with respect to each director and each person nominated to become a director. Except as otherwise indicated, each such person has held his or her present principal occupation for the past five years and references to executive offices held are with the
Company:

Name                               Age (1)    Principal Occupation and Business Experience    Director Since
----                               ---        --------------------------------------------    --------------

DIRECTOR NOMINEES
-----------------

Nominees  for a  Three-Year  Term
Expiring at Annual Meeting After
2002 Fiscal Year
----------------------------------

Tomokazu Adachi                    58         President  of Japan Tech,  Inc.,  an importer        1990
                                              of textile machinery and equipment

John A. Emrich                     55         Chief Executive  Officer  (effective  January        1995
                                              1, 2000) and  President  and Chief  Operating
                                              Officer  (since 1995);  Senior Vice President
                                              and President/Automotive  Business Unit (from
                                              1993 to 1995);  Vice  President/Planning  and
                                              Vice  President/Operations  for  the  Apparel
                                              and Home  Fashions  Business  Unit (from 1991
                                              to 1993);  Director  of  Operations  with FAB
                                              Industries  (from 1990 to 1991)

Bruno Hofmann                      60         General  Manager  of  the  Hofmann  Companies        1997
                                              (since 1998);  President and Chief  Executive
                                              Officer   of  the   Hofmann   Companies   and
                                              predecessor companies (from 1976 to 1998)

Sherry R. Jacobs                   56         Attorney    and   Advisor   to    educational        1983
                                              organizations  (since  1994);  Secretary  and
                                              acting  General  Counsel (from 1994 to 1999);
                                              Managing   Director,    Pencil,    Inc.,   an
                                              educational  foundation  (from 1995 to 1997);
                                              Principal,  Jonal,  couturier  (from  1989 to
                                              1994)

Stig A. Kry                        70         Chairman  Emeritus,  Kurt Salmon  Associates,        1993
                                              Inc., a management  consulting firm; Director
                                              of Oshkosh  B'Gosh,  Inc.  and Media  Metrix,
                                              Inc.
CONTINUING DIRECTORS
--------------------

Class  of  Directors  Whose  Term
Expires at Annual  Meeting  After
2001 Fiscal Year
----------------------------------

Paul G. Gillease                   67         Consultant  to  the  Company  (from  1993  to        1993
                                              1996);  Vice  President and General  Manager,
                                              DuPont  Nylon,  a division of E.I. du Pont de
                                              Nemours  and  Company,  Inc.  (from  1992  to
                                              1993);   for  more  than  five  years   prior
                                              thereto,  Vice President and General  Manager
                                              of DuPont  Textiles,  a division  of E.I.  du
                                              Pont de Nemours and Company,  Inc.;  Director
                                              of Pillowtex Corp. and Galey & Lord, Inc.

Stephen C. Hassenfelt              49         Chairman  and Chief  Executive  Officer of U.        1989
                                              S. Trust Company of North Carolina
                                              (since 1999); for more than five
                                              years prior thereto, Chairman and
                                              Chief Executive Officer of North
                                              Carolina Trust Company

Charles A. Hayes                   64         Chairman  of the Board  (since  1976);  Chief        1963
                                              Executive  Officer (from 1976 to December 31,
                                              1999);  President and Chief Operating Officer
                                              (from 1991 to 1995)


                                        5

(1) As of December 17, 1999.

Name                               Age (1)    Principal Occupation and Business Experience    Director Since
----                               ---        --------------------------------------------    --------------


Class  of  Directors  Whose  Term
Expires at Annual Meeting After
2000 Fiscal Year
---------------------------------


Donald B. Dixon                    71         Retired since 1984;  for more than five years        1987
                                              prior thereto,  a partner at Arthur  Andersen
                                              LLP
                                                                                                   1993
Terrence E. Geremski               52         Executive Vice President and Chief  Financial
                                              Officer (since 1997);  Senior Vice President,
                                              Chief  Financial  Officer and Treasurer (from
                                              1996  to   1997);   Vice   President,   Chief
                                              Financial  Officer and  Treasurer  (from 1992
                                              to 1996);  Vice  President and  Controller of
                                              Varity  Corporation  (from 1989 to 1991); for
                                              more  than  five  years  prior  thereto,  the
                                              holder    of    various     executive     and
                                              administrative  positions with Dayton Walther
                                              Corp.
George Greenberg                   77         Vice  Chairman  of the  Board  (since  1989);        1968
                                              retired since 1989; for more than five years
                                              prior thereto, the President and Chief
                                              Operating Officer; Director of Nautica
                                              Enterprises, Inc.
Grant M. Wilson                    58         Chairman  of  Cohasset  Capital   Corporation        1997
                                              (since  1983),  a  financial  and  managerial
                                              services firm
Dr. Jacobo Zaidenweber             70         Chairman  of the Board of Grupo  Ambar,  S.A.        1995
                                              de C.V.  (since  1965),  a subsidiary  of the
                                              Company;  Chairman  of the  Board of  Encajes
                                              Mexicano,   S.A.  de  C.V.  (since  1992),  a
                                              textile manufacturer
-----------------------
(1) As of December 17, 1999.

ADDITIONAL INFORMATION

    During the last fiscal year, the Board's Audit Committee, which consists of Messrs. Hassenfelt, Dixon and Kry, held five meetings. The Audit Committee's responsibilities include reviewing the Company's financial statements and the accounting principles utilized by the Company, evaluating the services of the Company's independent auditors and making recommendations with respect to the retention of independent auditors, evaluating the adequacy of the Company's system of internal controls and confirming the Company's full cooperation with the independent auditors' annual examination of the Company's financial statements.

    In addition, during the last fiscal year, the Board's Compensation Committee, which consists of Messrs. Gillease, Dixon and Wilson, held five meetings. The functions of the Compensation Committee include making recommendations to the Board regarding compensation for certain executive officers of the Company and administering certain of the Company's benefit plans. See "Executive Compensation - Report of the Compensation Committee of the Board of Directors" below.

    The Board's Nominating Committee, which is comprised of Ms. Jacobs and Messrs. Hayes, Adachi and Gillease, did not hold any meetings during the last fiscal year. The duties of the Nominating Committee include identifying and interviewing candidates to serve on the Board, making recommendations to the entire Board regarding whether a candidate should be nominated to the Board and making recommendations to the entire Board concerning compensation and other benefits to be paid to directors. (During the 1999 fiscal year, the entire Board, rather than the Nominating Committee, addressed certain of the foregoing issues.) The Company's By-Laws, as amended (the "By-Laws"), set forth procedures regarding the nomination of persons for election to the Board.
See "Miscellaneous - Stockholder Proposals" below.

    Non-employee directors receive a quarterly retainer of $6,250 and $1,000 for each Board meeting attended (other than routine telephonic Board meetings). A non-employee chairman and each other non-employee member of a committee are paid $3,000 and $2,000, respectively, for each committee meeting attended. During the last fiscal year, the Board had a total of nine meetings, four of which were held in person and five of which were held by means of a telephonic conference call. All directors then in office attended at least 75% of the total number of meetings of the

Board and the committees on which they served during the last fiscal year, except Mr. Kry who attended approximately 73% of the total number of meetings of the Board and the Audit Committee.

    Ms. Jacobs served, on an interim basis, as acting General Counsel of the Company until the Company's second fiscal quarter and as Secretary of the Company until the Company's third fiscal quarter. Ms. Jacobs earned approximately $6,700 during the 1999 fiscal year for such service. In connection with the Company's acquisition of the Hofmann Companies in January, 1996, Mr. Hofmann entered into a consulting agreement with the Company pursuant to which he will provide certain consulting and advisory services to the Company during a period ending on December 31, 2000. The Company pays Mr. Hofmann an annual consulting fee of $100,000 for such services. Mr. Hofmann is also a party to an employment agreement with the Hofmann Companies. See "Certain Transactions" below. Mr. Kry earned approximately $18,000 during the 1999 fiscal year for certain consulting services provided to the Company. Mr. Gillease, Chairman of the Board's Compensation Committee, was paid (in addition to fees for committee meetings he attended) $3,000 during the last fiscal year, or the equivalent of one committee meeting fee, for services performed (outside of formal meetings) in connection with work of such committee.

    The Company affords each director the opportunity to defer his or her quarterly retainer. Pursuant to such arrangement, the quarterly retainer a director would otherwise receive is credited to a separate account which accrues interest. Upon his or her termination of service on the Board, the director will be entitled to receive the amounts credited to his or her deferred compensation account, together with interest accrued thereon. Currently, Mr. Dixon is the only director who participates in the retainer deferral arrangement.

    The Option Plan provides for the automatic grant of options not meeting the requirements of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), to non-employee directors. Specifically, pursuant to Option Plan amendments adopted by the Board in November, 1999, each non-employee director of the Company will automatically be granted upon each annual meeting of the Company's stockholders (commencing with the Annual Meeting) at which such director is elected, re-elected or after which he remains on the Board of Directors, an option to purchase 4,000 shares of Common Stock. (Prior to such amendments, non-employee directors would receive, after having served on the Board two years, an option to purchase 11,250 shares of Common Stock and thereafter would receive annually during their service on the Board an option to purchase 5,625 shares of Common Stock.) The purchase price of the shares of Common Stock covered by the options granted to directors under the formula provision will be the fair market value of the shares as of the date of grant. Options granted to directors under the formula provision prior to the above-referenced amendments had a five-year term. As a result of the amendments, options granted in the future under such provision will have a ten-year term. The options are exercisable with respect to 33-1/3% of the aggregate number of shares initially subject to the option during each of the first, second and third years of the option. Any exercisable portion of an option that is not exercised will be carried forward through the term of the grant. Notwithstanding the foregoing, in the event of a "change in control" of the Company, as such term is defined in the Option Plan, all then outstanding options will immediately become exercisable. In addition to the automatic grant of options to non-employee directors according to the above formula, the Option Plan also provides for the award, in the discretion of the Compensation Committee, of options, and stock appreciation rights, to salaried key employees, including employee directors, of the Company.

    Commencing with the Annual Meeting, each non-employee director will receive upon each annual meeting of the Company's stockholders at which such director is elected, re-elected or after which he remains on the Board such number of shares of phantom Common Stock as equals $20,000. Dividend equivalents will be paid on such shares of phantom stock at the same rate as dividends are paid on actual shares of Common Stock. The dividend equivalents will be used to acquire additional shares of phantom Common Stock for the account of each participant. A non-employee director will not be entitled to receive any distribution from his phantom stock account until after his termination of service on the Board. Distribution of a director's phantom stock account will be made (at the director's option, in a lump sum or in five equal annual installments) in actual shares of Common Stock in an amount representing the initial number of shares credited to the account plus any shares acquired with dividend equivalents.

    There are no family relationships among any of the directors and officers of the Company.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board administers the Company's compensation program for executive officers. Specifically, the Committee serves as the administrator of the Restricted Plan and the Option Plan. In addition, the Committee makes recommendations to the entire Board regarding the compensation package for each of the Chairman, President and Chief Financial Officer. The Committee is also responsible for periodically reviewing, for adequacy and continued appropriateness, the entire compensation package of other executive officers and recommending to the Board any changes to such package. Further, the Committee's approval is required for any proposed employment, severance, consulting or retirement agreement with any executive officer.

    In performing its duties, the Committee seeks to insure that the Company's compensation program for executive officers attracts and retains qualified, talented and highly motivated personnel, links executive compensation to corporate performance and is administered in an equitable fashion. The Company's executive officer compensation program consists of two major elements: (i) a short-term component, consisting of base salary and a potential annual cash bonus, intended to reward executives for current and past performance and (ii) a long-term component, consisting of restricted stock and stock options, designed to align further the interests of executives with those of stockholders in general. In addition, in order to offer a competitive compensation program, the Company maintains certain retirement plans such as the Salaried Associate Retirement Profit-Sharing Plan (the "Profit-Sharing Plan") and an Employee Stock Ownership Plan (the "ESOP") and offers other benefits such as a split-dollar insurance program.

    The Committee has considered the impact of Section 162(m) of the Code on the Company's executive compensation program. Section 162(m) denies a public company a deduction, except in limited circumstances, for compensation paid to "covered employees," i.e., those employees named in the "Summary Compensation Table" below, to the extent such compensation exceeds $1,000,000. The deduction limitation contained in Section 162(m) does not apply to certain performance-based compensation. Based on its review of the likely impact of
Section 162(m), the Committee may in the future recommend changes to the Company's benefit plans in order to qualify compensation paid to covered employees for such exception.

    SHORT-TERM COMPONENT - BASE SALARY AND ANNUAL BONUS. The Committee evaluates the base salary of each of the Chairman, President and Chief Financial Officer on a biennial basis, or more frequently if appropriate, and recommends to the entire Board any changes in such base salary levels. In making such evaluations and recommendations, the Committee considers the historical pay practices of the Company, the officer's leadership and advancement of the Company's long-term strategic plans and objectives, and the salary levels of executives holding similar positions in certain other textile companies. The Committee generally recommends salaries for the Company's Chairman, President and Chief Financial Officer at levels exceeding the average salary level of executives holding the same positions in such other companies. The textile companies which the Company considers for comparative compensation purposes are the same as the companies included (for the 1999 fiscal year) in the peer group index described in the "Performance Graph" below.

    The Company maintains for its executive officers and other key employees a Short-Term Incentive Compensation Plan, which allows participants to earn annual cash bonuses. The Chairman has not received a cash bonus for the last two fiscal years. The other officers named in the "Summary Compensation Table" below received certain discretionary bonus awards for the 1999 fiscal year.

    LONG-TERM COMPONENT - RESTRICTED STOCK AND STOCK OPTIONS. In addition to the short-term elements of the Company's executive compensation program described above, the Company has maintained certain equity based plans described below, the benefits of which are linked to the Company's long-term performance. The Committee believes that compensation in the form of Common Stock serves to align further the interests of executives with the interests of stockholders. Moreover, compensation which is "at risk," in that its amount is dependent upon the Company's performance, provides a strong incentive for individuals to achieve superior performance. Finally, long-term compensation helps balance the Company's overall executive compensation program by encouraging executives to focus on the Company's long term objectives and goals as well as the Company's quarter to quarter results.

    The Restricted Plan expired in accordance with its terms during the 1999 fiscal year, though certain shares of stock granted thereunder prior to the expiration date remain outstanding. The Committee remains as the administrator of the Restricted Plan. As the administrator of the Option Plan, the Committee determines, among other things, the employees who are to receive options, the date of grant of options, and (subject to the terms of the Option Plan) the purchase price of each share subject to such options. None of the officers named in the "Summary Compensation Table" below received any grants of options or shares of restricted stock during the 1999 fiscal year.

    RETIREMENT PLANS AND OTHER BENEFITS. In addition to the foregoing components of the executive compensation program, the Company maintains certain other plans in which executives participate, including the Profit-Sharing Plan, the ESOP and an excess benefit plan (which is designed to supplement certain of the Company's other benefit plans). For the 1999 fiscal year, the Company contributed to the Profit-Sharing Plan 6% of the aggregate compensation of all participants in such plan. Contributions to the ESOP are made in the form of Common Stock or cash used to purchase Common Stock and the amount of such contributions is dependent upon the Company meeting a certain earnings per share target. Beginning with the 1997 fiscal year ESOP contribution, each participant has the right to receive up to one-half of his contribution directly from the Company in the form of cash. If the Company's actual earnings per share fall within a range of the target earnings per share, then the Company will adjust its ESOP contribution, upward or downward, accordingly. For the 1999 fiscal year, the Company did not make a contribution to the ESOP. The Company also maintains for executives a split-dollar insurance program and a supplemental executive retirement plan, which are described, respectively, in Footnote 3 to the "Summary Compensation Table" and in "Other Benefit Plans" below. The Company also offers to its executives a plan pursuant to which they may be reimbursed, up to a designated amount, for personal tax and financial planning expenses.

                  Paul G. Gillease (Chairman)
                  Donald B. Dixon
                  Grant M. Wilson



PERFORMANCE GRAPH

    Set forth below is a line graph comparing the five-year cumulative total stockholder return on the Common Stock with the cumulative return of the Standard & Poor's 500 Stock Index and with an index comprised of certain peer group companies, assuming the reinvestment of dividends. The peer group index represents the cumulative total return on the common stock of the following textile companies: Burlington Industries, Inc., Collins & Aikman Corp., Concord Fabrics Inc., Cone Mills Corp., Crown Crafts, Inc., Culp, Inc., Delta Woodside Industries, Inc., Dixie Group, Inc., Dyersburg Corp., Fab Industries, Inc., Fieldcrest Cannon, Inc., Foamex International Inc., Galey & Lord, Inc., Johnston Industries, Inc., Pillowtex Corp., Quaker Fabric Corp., Springs Industries, Inc., Texfi Industries, Inc., Thomaston Mills, Inc., Unifi, Inc., Wellman, Inc. and WestPoint Stevens Inc. (Fieldcrest Cannon, Inc was acquired by Pillowtex Corp. during fiscal year 1998 and, therefore, the stockholder returns of Fieldcrest Cannon, Inc. are included in only the first three years reflected in the performance graph. The common stock of Texfi Industries, Inc. ceased to be publicly traded during fiscal year 1999 and, as a result, the stockholder returns of such company are included in only the first four years reflected in the performance graph.) The return of each company included in the peer group index has been weighted according to its respective stock market capitalization.

[GRAPH APPEARS HERE WITH THE FOLLOWING PLOT POINTS]

                        ---------------------------------------------------------------------------------------------
                              09/30/94        09/30/95       09/30/96        09/30/97        09/30/98       09/30/99
---------------------------------------------------------------------------------------------------------------------
GUILFORD MILLS                   $100.0         $116.5          $111.0         $196.5          $114.5         $  68.9
---------------------------------------------------------------------------------------------------------------------
S&P 500                          $100.0         $129.7          $156.1         $219.2          $239.0          $305.5
---------------------------------------------------------------------------------------------------------------------
PEER GROUP                       $100.0        $  96.7         $  95.7         $136.8         $  93.9         $  72.2
---------------------------------------------------------------------------------------------------------------------


NOTE: ASSUMES AN INITIAL INVESTMENT OF $100 ON SEPTEMBER 30, 1994. TOTAL RETURN INCLUDES REINVESTMENT OF DIVIDENDS.


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows for the fiscal years ended October 3, 1999, September 27, 1998 and September 28, 1997 the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those periods, to Mr. Hayes, the Company's Chairman and Chief Executive Officer, and to the Company's four most highly compensated executive officers (other than Mr. Hayes).

                           SUMMARY COMPENSATION TABLE
                           --------------------------
                                                                                                           All Other
                                                Annual Compensation            Long-Term Compensation      Compen-sation
                                          ---------------------------------    -----------------------     ----------

                                                                       Other
                                                                       Annual     Restricted
                                                                      Compens-      Stock
                                                                       ation        Awards
Name and Principal Position   Fiscal Year      Salary ($)  Bonus ($)     ($)        ($)(2)    Options (#)     ($) (3)
---------------------------   -----------      ----------  ---------     ---        ------    -----------     -------

Charles A. Hayes, Chairman       1999           675,000        0         --               0            0      70,417
and Chief Executive Officer      1998           675,000        0         --               0            0     115,517
                                 1997           625,000   656,250        --       2,294,178      105,000     104,549

John  A.  Emrich,  President     1999           625,000   250,000        --               0            0      47,039
and Chief Operating Officer      1998           566,667         0        --         790,000      150,000      73,405
                                 1997           450,000   489,375     191,758(1)  1,788,750       99,000      64,395

Christopher    J.   Richard,     1999           250,000   149,000        --               0            0      20,197
Senior Vice President,           1998           237,500         0        --               0       14,000      24,592
President/U.S. Automotive        1997           150,000    83,025        --         208,687       33,000       5,608
Business Unit (4)

Terrence E. Geremski,            1999           325,000    50,000        --               0            0      27,620
Executive Vice President and     1998           325,000         0        --         355,500       90,000      42,377
Chief Financial Officer          1997           275,000   239,250        --         894,375       75,000      42,533

Byron J. McCutchen, Senior       1999           278,750    15,000        --               0            0      36,762
Vice President, President/       1998           270,000         0        --               0       14,000      48,896
Fibers Business Unit             1997           260,000   193,050        --         298,125       18,000      51,094

-------------------

    (1) This amount includes, among other items, (i) a payment of $100,000 for certain moving related costs and expenses (including costs related to the sale of a former residence) incurred in connection with Mr. Emrich's relocation from the Company's New York City office to the Company's Kenansville, North Carolina office and (ii) a tax reimbursement of $62,630 related to the preceding payment.

    (2) The amounts shown in this column reflect the market value of the restricted stock granted, under the terms of the Restricted Plan, to Messrs. Hayes, Emrich, Richard, Geremski and McCutchen. (The market value is given as of the date of grant of the restricted stock.)

         The restricted stock awarded to an executive officer is held by an escrow agent, appointed by the Company, until such officer vests in his award. Similarly, the dividends paid on each share of restricted stock (which are paid to the same extent as dividends on the Common Stock generally) are held by the escrow agent until the executive vests in his restricted stock, at which time he will also be entitled to receive the interest credited by the Company on such dividends. Each executive officer who received a restricted stock award during the 1997 fiscal year (the "1997 Restricted Award") vested in 20% of such award on the date of grant. The balance of each executive's 1997 Restricted Award, as well as the award made to Mr. Geremski during fiscal year 1998, will vest in four annual installments, commencing in May, 2001. With respect to the restricted stock granted to him during the 1996 fiscal year, Mr. Emrich has vested in 24,000 shares and will vest in the remaining 6,000 shares of such award on October 1, 2000. With respect to the restricted stock granted to him during the 1998 fiscal year, Mr. Emrich has vested in 26,666 shares and will vest in the remaining 13,334 shares on September 30, 2000. Notwithstanding the foregoing, upon a "change in control" of the Company, as such term is defined in the Restricted Plan, the restrictions applicable to an outstanding restricted stock award will lapse and the executive will immediately vest in such award and in any dividends paid on such award and then held in escrow, together with interest thereon. The Restricted Plan also permits the Compensation Committee, in its discretion, to remove restrictions on outstanding awards. Upon an executive's voluntary termination of employment or termination of employment for cause, the executive will forfeit his rights in any restricted stock, and in any dividends and interest thereon, not then vested. If the executive's employment is terminated by the Company without cause or by reason of death or disability, then the executive, or his estate, as the case may be, will become vested in the restricted stock, and related dividends and interest, on the date of such termination. As of the last day of the 1999 fiscal year Messrs. Hayes, Emrich, Richard, Geremski and McCutchen held 85,864, 91,334, 8,400, 54,000 and 12,000 shares of restricted stock, respectively, at an aggregate market value of $745,943, $793,464, $72,975, $469,125 and $104,250, respectively (based upon a price of $8.6875 per share - the closing price of the Common Stock on the last business day of the 1999 fiscal year).

    (3) The components of the amounts shown in this column for the 1999 fiscal year consist of the following:

         (i) Contributions of $9,600 each to the accounts of Messrs. Hayes, Emrich, Richard, Geremski and McCutchen, pursuant to the Profit-Sharing Plan.

         (ii) Contributions of $30,900, $27,900, $5,400, $9,900 and $7,125 to
the accounts of Messrs. Hayes, Emrich, Richard, Geremski and McCutchen, respectively, pursuant to the Company's excess benefit plan which is designed to supplement the Profit-Sharing Plan and the ESOP.

         (iii) With respect to Messrs. Emrich, Richard, Geremski and McCutchen, the value of benefits under the Company's Senior Managers' Life Insurance Plan, a split dollar plan, and with respect to Mr. Hayes, the value of benefits under a separate split dollar arrangement with the Company. During the 1999 fiscal year, each of Messrs. Emrich, Richard, Geremski and McCutchen paid the amount of the premium associated with the term life component of his split dollar life insurance coverage. With respect to Mr. Hayes, the Company paid, during the 1999 fiscal year, $9,520 in premiums for the term portion of his coverage, and paid the remainder of the premium associated with the whole life component of the coverage. For each named executive officer, the Company expects to recover the premiums it pays. The following amounts reflect the benefits related to the non-term portion of the premiums to be paid by the Company under the insurance policies purchased on the lives of the named executives, in each case with the non-term portion of the premium being treated as the present value of an interest-free loan to age 65: Mr. Hayes - $10,097; Mr. Emrich - $9,539; Mr. Richard - $5,197; Mr. Geremski - $8,120; and Mr. McCutchen - $20,037.

              (iv) For the 1999 fiscal year, that portion of interest earned (that the Securities and Exchange Commission ("SEC") considers to be at above market rates) on the deferred compensation accounts of Mr. Hayes in the amount of $10,300.

    (4) Mr. Richard joined the Company in January, 1997.

STOCK OPTION EXERCISES AND FISCAL YEAR-END STOCK OPTION VALUES

    The table below shows option exercises by the persons named in the "Summary Compensation Table" above during the 1999 fiscal year, as well as the value of the options held by such persons at the end of the 1999 fiscal year.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                 -----------------------------------------------
                        AND FISCAL YEAR-END OPTION VALUES
                        ---------------------------------

                                                              Number of Securities
                               Shares                             Underlying
                              Acquired         Value          Unexercised Options at
            Name          on Exercise (#)    Realized ($)(1)  Fiscal Year-End (#) (2)
                                                             -----------------------

                                                            Exercisable/Unexercisable
                                                            -------------------------

   Charles A. Hayes             5,625          7,607              46,250/70,000
   John A. Emrich                 -              -               36,000/216,000
   Christopher J. Richard         -              -                11,000/36,000
   Terrence E. Geremski           -              -               36,250/140,000
   Byron J. McCutchen             -              -                9,000/26,000

--------------------


(1) The value in this column represents the product of the number of options exercised and the excess of the market value of the underlying Common Stock on the date of exercise over the option exercise price.
(2) None of the options listed in this column were "in-the-money" on the last business day of the 1999 fiscal year based on the closing price of $8.6875.

OTHER BENEFIT PLANS

         SUPPLEMENTAL RETIREMENT PLAN. In 1992, the Company adopted the Senior Managers' Supplemental Retirement Plan (the "SERP") which provides for retirement and death benefits to a select group of senior managers. The SERP provides that upon retirement from the Company after attaining age 65, and after at least 60 months of service with the Company, participants will be entitled to receive a specified dollar amount for a period of ten years following retirement ("Ten Year Payments"). If the officer dies prior to the termination of his or her employment or during the period while the Ten Year Payments are being made, the full amount of the Ten Year Payments or the unpaid portion thereof, as the case may be, will be paid according to the installment schedule to the officer's designated beneficiary.

         The SERP also provides that if the officer's employment with the Company is terminated for any reason other than his or her death or disability (prior to the officer attaining age 65) and the officer has been employed by the Company for at least 60 months, the officer will be entitled to a reduced retirement benefit commencing at age 65. Such reduced benefit will be based upon the officer's total months of employment with the Company as compared with the total months of employment the officer would have had with the Company if he or she had remained in the employ of the Company until age 65. If, at the time of his or her termination of employment with the Company for any reason other than death or disability, the officer has been employed by the Company for less than 60 months following the effective date of the agreement, he or she will not be entitled to any retirement benefits and his or her beneficiaries will not be entitled to any death benefits. If an officer becomes disabled prior to attaining age 65 and such disability continues until age 65, the officer will be entitled to receive the full amount of the Ten Year Payments commencing at age 65, regardless of whether he or she has completed 60 months of service with the Company.

         The Company has purchased life insurance policies on the lives of all executive officers participating in the SERP in amounts which are designed to enable the Company ultimately to recover all sums paid pursuant to the SERP. Such life insurance policies are held in trust for the benefit of such officers.

         The following table sets forth the Ten Year Payments for each of the executive officers named in the "Summary Compensation Table" above.

          Name of Individual                     Ten Year Payments (Per Annum)
          -------------------                    -----------------------------
          Charles A. Hayes                                   $345,000
          John A. Emrich                                      300,000
          Christopher J. Richard                              125,000
          Terrence E. Geremski                                125,000
          Byron J. McCutchen                                  125,000

                  SEVERANCE AGREEMENTS. The Company has entered into severance agreements with certain key managers, including each of the executive officers named in the "Summary Compensation Table" above. The severance agreements provide for the payment of specified compensation and benefits to such employees upon certain terminations of their employment within two years after a change in control of the Company. These severance agreements are intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempts to effect a change in control of the Company, and to enhance the Company's ability to attract and to retain executives.

         The compensation and benefits which may be awarded under the severance agreements include, among other specified items of compensation and other benefits, a lump sum payment equal to three times an employee's highest annual salary during the year preceding the change in control (including any bonuses and contributions made on the employee's behalf to the Profit-Sharing Plan, ESOP and excess benefit plan), and also include continuation of participation in the Company's life, health, accident and disability and insurance plans for a period of three years (or until the employee commences full-time substantially equivalent employment with a new employer). If the total payments made to any particular employee (other than the Chairman, President and Chief Financial Officer) under a severance agreement or under any other plan, arrangement or agreement with the Company would not be tax deductible by the Company by virtue of Section 280G of the Code, such payments will be reduced until no portion of such payments would fail to be deductible by reason of being an excess parachute payment. Pursuant to amendments approved by the Board in November, 1999, any payments made to the Chairman, President or Chief Financial Officer will not be reduced as described in the preceding sentence. The Board also approved, at its November, 1999 meeting, an amendment to the severance agreement for each of the Chairman, President and Chief Financial Officer, providing that if any severance payments thereunder or under any other plan, arrangement or agreement with the Company would cause the imposition of an excise tax on the individual executive officer by virtue of Section 4999 of the Code, then the Company will make a tax reimbursement payment to the executive officer in an amount designed to place him in the same after-tax position he would have been in had such payments not been subject to the excise tax. The severance agreements further provide that in order for an employee to receive the benefits contemplated by the severance agreement, if any person or organization takes steps designed to effect a change in control of the Company, the employee will not voluntarily terminate his or her employment and will continue to perform his or her regular duties, until such person or organization has abandoned or terminated such effort to effect a change in control.

         Had a "change in control" taken place during the fiscal year ended October 3, 1999, Messrs. Hayes, Emrich, Richard, Geremski and McCutchen would have received (taking into account the severance agreement amendments described in the preceding paragraph), had their employment ceased on that date, lump sum payments in the approximate amounts of $7,321,150, $6,207,910, $898,189, $3,692,246 and $1,293,160, respectively.

                              CERTAIN TRANSACTIONS

         During the 1999 fiscal year, the Company paid $150,000 in consulting fees to Japan Tech, Inc., of which Mr. Adachi, a director of the Company, is the President and controlling stockholder. In addition, in the ordinary course of its business and through a series of arm's-length transactions, the Company purchased machinery, equipment and certain services from Japan Tech, Inc. during the 1999 fiscal year totaling approximately $332,000.

         In the ordinary course of business and through a series of arm's-length transactions, during the 1999 fiscal year, the Company paid $1,067,409 for forklifts and forklift repairs to Western Carolina Forklift, Inc., which is controlled by David Hayes, the son of Charles A. Hayes, the Chairman and Chief Executive Officer of the Company. Charles A. Hayes, together with George Greenberg, a director of the Company, serve on the Board of Directors of Western Carolina Forklift, Inc.

         Dr. Zaidenweber (a director of the Company) serves as the Chairman of the Board of Grupo Ambar, S.A. de C.V., a subsidiary of the Company ("Grupo Ambar"). Dr. Zaidenweber, who is a minority stockholder of Grupo Ambar, receives an annual salary of approximately $300,000 for his service as Chairman of the Board of Grupo Ambar.

         An indirect wholly-owned subsidiary of the Company (the "Optionee") is a party to an option agreement with Tucci Associates, Inc. (the "Optionor"), pursuant to which the Optionor granted the Optionee the exclusive right to acquire certain proprietary technology. Nathan Dry, the Company's Vice President and General Manager of Apparel, owns 24.5% of the capital stock, and is the President, of the Optionor. If it elects to exercise the option, then the Optionee will be required to make an additional payment to the Optionor of $4,975,000.

         During the 1999 fiscal year, the Company guaranteed the repayment of a $40,000 loan which a third party extended to Nathan Dry.

         Pursuant to the Hofmann Purchase Agreement, the Company acquired during the 1996 fiscal year 100% of the issued and outstanding capital stock of the Hofmann Companies from Bruno Hofmann, a director of the Company. In connection with such acquisition, Mr. Hofmann entered into an employment agreement with the Hofmann Companies pursuant to the amended terms of which he will serve as General Manager of the Hofmann Companies for a period ending on December 31, 2000. The Hofmann Companies, as a group, pay Mr. Hofmann an annual base salary of $305,000 in consideration for such services. Under the terms of his amended employment agreement, Mr. Hofmann is also eligible to receive a cash bonus of up to 75% of his annual base salary based upon the Company's earnings per share results. Since the Company's acquisition of the Hofmann Companies, Mr. Hofmann has not received any cash bonus from either the Company or the Hofmann Companies.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and any persons holding more than 10% of the Company's equity securities, to file with the SEC and the New York Stock Exchange reports disclosing their initial ownership of the Company's equity securities, as well as subsequent reports disclosing changes in such ownership. To the Company's knowledge, based solely on a review of such reports furnished to it and written representations by certain reporting persons that no other reports were required, during the 1999 fiscal year, the Company's directors, executive officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, except that Mr. Richard, an executive officer of the Company, did not timely file one report for one transaction representing a purchase of an aggregate of 608 shares of Common Stock.

                        RATIFICATION OF THE SELECTION OF
                          INDEPENDENT AUDITORS FOR THE
                       FISCAL YEAR ENDING OCTOBER 1, 2000

         The Board has selected Arthur Andersen LLP to serve as independent auditors to audit the financial statements of the Company for the fiscal year ending October 1, 2000 and recommends that stockholders vote to ratify such selection. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting and will be afforded an opportunity to make a statement and to respond to appropriate questions.

              THE BOARD RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS
                   RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

         Any stockholder who wishes to present a proposal for action at the next annual meeting and who wishes to have it set forth in the Proxy Statement and identified in the form of proxy prepared by the Company must notify the Company in such manner so that such notice is received by the Company by August 25, 2000 and in such form as is required under the rules and regulations promulgated by the SEC.

         A proposal submitted by a stockholder outside of the process of SEC Rule 14a-8 will not be considered timely unless notice of such proposal is received by the Company at its principal executive offices prior to the notice date set forth in the Company's advance notice By-Law provision described in the following paragraph. The proxy to be solicited on behalf of the Company's Board of Directors for the annual meeting to be held in 2001 may confer discretionary authority to vote on any such proposal not considered to have been timely received that nonetheless properly comes before the 2001 annual meeting.

         Under the By-Laws, in order for business to be properly brought before the next annual meeting, notice of such business must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to such meeting (provided that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice of such business must be received by the Secretary of the Company no later than ten days following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first). Such notice must contain
(i) a brief description of the business and the reasons for conducting it at the meeting, (ii) the name and address of the stockholder proposing such business,
(iii) a representation that the proposing stockholder is a holder of record and the number of shares of the Company that are beneficially owned by such stockholder and (iv) a description of any material interest of such stockholder in such business. The chairman of the meeting may disregard any business that he or she determines was not properly brought before the meeting in accordance with the By-Laws.

         The By-Laws also provide that if a stockholder of the Company intends to nominate at a meeting one or more persons for election to the Board, notice of such nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to such meeting (provided that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination must be received by the Secretary of the Company no later than ten days following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first). Such notice must contain (a) as to each proposed nominee, (i) the name, age and business and residence address of such nominee, (ii) the principal occupation of such nominee, (iii) the number of shares, if any, of the Company that are beneficially owned by such nominee and (iv) any other information that must be disclosed pursuant to the proxy rules of the SEC if such person had been nominated by the Board and (b) as to the proposing stockholder, (i) the name and address of such stockholder, (ii) a representation that the proposing stockholder is a holder of record of shares of the Company entitled to vote at the meeting and the number of shares of the Company that are beneficially owned by such stockholder, (iii) a representation that the proposing stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (iv) a description of all arrangements and understandings between the stockholder and each nominee pursuant to which the nominations are to be made by the stockholder. The chairman of the meeting may disregard any nomination that he or she determines was not made in accordance with the foregoing procedures. Pursuant to an amendment adopted by the Board of Directors in November, 1998, the By-Laws also provide that no director may serve as such beyond the age of 70, except that directors serving as such on September 5, 1998 may serve until the later of the expiration of their current term of office or age 72.

ANNUAL REPORT ON FORM 10-K

         Any stockholder of record on December 17, 1999 who desires a copy of the Company's 1999 Annual Report on Form 10-K, as filed with the SEC, may obtain a copy (excluding exhibits) without charge by addressing a request to the Secretary, Guilford Mills, Inc., P.O. Box 26969, Greensboro, North Carolina 27419-6969. A charge equal to the reproduction cost will be made if the exhibits are requested.

OTHER MATTERS

         The Board is not aware of any matters to be presented for action at the Annual Meeting other than those described herein and does not intend to bring any other matters before the Annual Meeting. However, if other matters shall come before the Annual Meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion.


                                              By Order of the Board of Directors


                                              /s/Robert A. Emken, Jr.
                                              Robert A. Emken, Jr.
                                              GENERAL COUNSEL AND SECRETARY


Dated:  December 22, 1999

********************************************************************************
                                    APPENDIX


                              GUILFORD MILLS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 3, 2000
                   Proxy Solicited by the Board of Directors


The undersigned hereby appoints CHARLES A. HAYES and TERRENCE E. GEREMSKI, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Stock of the undersigned in Guilford Mills, Inc. at the Annual Meeting of Stockholders of such Company to be held on February 3, 2000, and at any and all adjournments thereof, with authority to vote such stock on the matters set forth on the reverse side hereof and upon such other matters as may properly come before the meeting.


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PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  (Continued and to be signed on reverse side)

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                              GUILFORD MILLS, INC.

                                February 3, 2000

        (arrow) Please Detach and Mail in the Envelope Provided (arrow)

[x] Please mark your
    votes as in this
    example.


                                             WITHHOLD
                     FOR ALL                 AUTHORITY
                      EXCEPT         to vote for all nominees
                 (as noted below)        listed at right.
1. Election of
   Directors           [ ]                     [ ]                    Nominees: Sherry R. Jacobs
                                                                                Tomokazu Adachi
NOTE: If you do not wish your shares voted "FOR" a                              John A. Emrich
particular nominee, mark the "FOR ALL EXCEPT"                                   Bruno Hofmann
box and strike a line through the name(s) of the                                Stig A. Kry
nominee(s). Your shares will be voted for the
remaining nominee(s).

                                                       FOR   AGAINST   ABSTAIN
2. Proposal to approve the appointment of Arthur
   Andersen LLP as independent auditors of the
   Company.                                            [ ]     [ ]       [ ]

Discretion will be used with respect to such other matters as may properly come before the meeting or at any adjournments thereof.

This Proxy is solicited by the Board of Directors. If no specification is made, this Proxy will be voted FOR Proposals 1 and 2.

                                Mark box at right if an address change has been noted on the reverse side of this card. [ ]

                  Please be sure to sign and date this Proxy.

Stockholder sign here_____________________________________________

Co-owner sign here________________________________________________

Date:_____________________________________________________________

NOTE: Please sign name as it appears on stock certificate. Only one of several joint owners need sign. Fiduciaries should give full title.